Exhibit 107

Form S-8

(Form Type)

Can-Fite BioPharma Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares, no par value (3)	Rule 457(c)	25,692,000	$0.0856	$2,199,235.20	0.00011020	$242.36
Equity	Ordinary Shares, no par value (4)	Rule 457(c) and Rule 457(h)	6,842,566	$0.006	$41,055.40	0.00011020	$4.52
Total Offering Amounts			32,534,566		$2,240,290.60		$246.88
Total Fee Offsets							—
Net Fee Due							$246.88

(1)	These shares may be represented by American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts, issuable upon deposit of the ordinary shares registered hereby, no par value (“Ordinary Shares”), of Can-Fite BioPharma Ltd. (the “Company”) and are registered on a separate registration statement on Form F-6 (File No. 333-183741). Each ADS represents 300 (300) Ordinary Shares.

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers such indeterminate number of Ordinary Shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the terms of the Can-Fite BioPharma Ltd. 2013 Global Incentive Option Scheme (the “Plan”).

(3)	Represents Ordinary Shares issuable upon exercise of outstanding options granted under the Plan and the corresponding proposed maximum offering price per share represents the weighted average exercise price of these outstanding options, expressed in U.S. dollars based on the Bank of Israel exchange rate on April 18, 2023 ($1.00=NIS 3.647).

(4)	Represents Ordinary Shares issuable upon future award grants under the Plan and the corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the average of the high and low prices for the Company’s ADSs as quoted on the Nasdaq Capital Market on April 18, 2023, adjusted for ADS to Ordinary Share ratio.